Exhibit 24.1

NEWMONT MINING CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Britt D. Banks, Blake M. Rhodes and Sharon E. Thomas each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Mining Corporation (the “Corporation”) to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Corporation) to a Registration Statement on Form S-3, or such other form as may be appropriate and any amendments, including pre-effective and post-effective amendments to such Registration Statement and supplements thereto, registering the issuance from time to time pursuant to Rule 415 of shares of common stock, shares of preferred stock (which may or may not be convertible into shares of common stock), debt securities which will constitute senior indebtedness of the Corporation (and which may or may not be convertible into shares of common stock and/or preferred stock (which may or may not be convertible into shares of common stock)) (the “Senior Debt Securities”), debt securities which will be subordinated in right of payment to all senior indebtedness of the Corporation (and which may or may not be convertible into shares of common stock and/or preferred stock (which may or may not be convertible into shares of common stock)) (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”) and/or warrants to purchase shares of common stock and/or preferred stock and/or Debt Securities and (ii) any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto, including any registration statement relating to such Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act; and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Richard T. O’Brien Richard T. O’Brien	President and Chief Executive Officer, and Director (Principal Executive Officer)	October 15, 2007

/s/ Russell Ball Russell Ball	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2007

/s/ Roger Johnson Roger Johnson	Controller and Chief Accounting Officer (Principal Accounting Officer)	October 15, 2007

/s/ Glen A. Barton Glen A. Barton	Director	October 15, 2007

/s/ Vincent A. Calarco Vincent A. Calarco	Director	October 15, 2007

/s/ Joseph A. Carrabba Joseph A. Carrabba	Director	October 15, 2007

Signature	Title	Date

/s/ Noreen Doyle Noreen Doyle	Director	October 15, 2007

/s/ Veronica M. Hagen Veronica M. Hagen	Director	October 15, 2007

/s/ Michael S. Hamson Michael S. Hamson	Director	October 15, 2007

/s/ Pierre Lassonde Pierre Lassonde	Director	October 15, 2007

/s/ Robert J. Miller Robert J. Miller	Director	October 15, 2007

/s/ Wayne W. Murdy Wayne W. Murdy	Director	October 15, 2007

/s/ Robin A. Plumbridge Robin A. Plumbridge	Director	October 15, 2007

/s/ John B. Prescott John B. Prescott	Director	October 15, 2007

/s/ Donald C. Roth Donald C. Roth	Director	October 15, 2007

/s/ James V. Taranik James V. Taranik	Director	October 15, 2007